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                                                                  Exhibit 10.23

                                    ADDENDUM
                                     to the
                      Sterling Software License Agreement
                                      for
                             Galileo International

        This Addendum ("Addendum") supplements and amends that certain Software License Agreement ("License Agreement") dated August 19, 1994 of which it is a part, by and between Sterling Software (U.S. of America), Inc., a Delaware corporation ("Sterling"), and Galileo International, a Delaware general partnership ("Licensee"). Inconsistencies between the License Agreement and this Addendum shall be resolved in favor of the latter. References are to paragraphs in the License Agreement.

1.  Galileo International is a Delaware general partnership, not a corporation.

2. In second "Whereas" clause on page 1, add the words "for use" after the second "license".

3.  Section 2 (Grant)

        3.1  After the word "only" in the third line, add "except as provided in
             Section 15 herein."

        3.2 In the fifth line, add the words "except pursuant to Section 15 hereof" after "Licensee shall not".

        3.3 In subsection (a), add the words "unless employed by Licensee as an agent of Licensee and subject to Section 8 herein" after the word "PRODUCT".

4.  Section 4 (Scope of Use)

        4.1 In the last line of subsection B.1., substitute the words "full production use of the replacement computer system" for the words "such transfer".

        4.2  Change subsection B.2. to the following:

        "B.2. Upgrade and Transfer Fees. Any Sterling-approved transfer of the PRODUCT from the Computer System to a third-party's computer system (e.g., pursuant to an outsourcing arrangement) or upgrade of the Computer System will be subject to Sterling's prevailing terms and fees for transfers, and if such transfer constitutes an upgrade based on Sterling's definition of CPU group level, it shall be conditioned upon the payment of Sterling's prevailing upgrade fees.

        Current transfer fees to an approved third-party user are thirty percent (30%) of published list price. Current upgrade fees are equal to the published list price of the CPU group level to which the PRODUCT is being transferred less the published list price of the CPU group level from which the PRODUCT is being transferred. Fees are subject to change with sixty (60) days written notice. There is no charge for Licensee's internal transfer to a CPU in the same tier level or for Backup pursuant to subsection C. below."

        4.3 In subsection 4.C., change "backup Computer System" to "backup computer system."

5.  Section 5 (Payment)

        5.1 Add the words "of receipt of invoice" at the end of the first sentence.

        5.2  Change "1-1/2 percent" to "1 percent".
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Sterling - Galileo                  ADDENDUM                              Page 2
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        5.3. In the third sentence, add the following after "payment terms," and before "the entire principal": "Sterling shall provide Licensee written notice thereof, and".

        5.4 Add at the end of the section: "...provided Licensee was provided a reasonable period (e.g., 30 days) to cure. Licensee has the right to withhold payments which are reasonably disputed by Licensee in good faith, and no interest shall apply with respect to such amounts until thirty (30) days following resolution of the dispute."

6. Section 6 (Taxes). Add at the end of the section:

        "Licensee shall have the right to dispute and use all legal means to dispute tax where Licensee sees an undue tax assessment. Upon Licensee's reasonable request, Sterling shall provide available back-up evidencing such tax assessment."

7. Section 7 (Title and Non-Assignability)

        7.1. Delete the first 12 words of the second sentence, which shall now read as follows: "Licensee shall not transfer, sublicense, assign, rent, lease, or deliver the PRODUCT (or any copy of the PRODUCT) or such license to any third person or other entity without the prior written consent of Sterling, such consent not to be unreasonably withheld, unless the third party is an employee or agent of Licensee or pursuant to Section 15 hereof."

        7.2. Delete the beginning of the fourth sentence from "Any assignment consented" to "extent applicable, and". The last sentence shall become:
        "The assignee shall agree in writing to be bound by all the provisions of this License Agreement as a Licensee and shall provide an executed copy of such agreement to Sterling in a form reasonably acceptable to Sterling."

8. Section 8 (Non-Disclosure and Non-Reproduction of Product Information)

        8.1. After the words "Section 4.C. above" insert the words "and the right for Licensee's employees and agents to have access to the PRODUCT and documentation and except pursuant to Section 15 hereof."

        8.2. In the fourth sentence, delete the word "all", resulting in
        "Licensee agrees to take reasonable steps to ...."

        8.3. Delete the entire sentence that begins "If the STERLING INFORMATION will be provided or made available to the U.S. Government ...."

        8.4. In the third sentence from the end, replace the word "shall" with "may" causing the phrase to become "Sterling may be entitled to equitable relief ...."

        8.5 In the second sentence from the end, replace "five (5) days" with "fifteen (15) days."

        8.6. In the last sentence add the words "at Sterling's written request" after "termination or cancellation".

9. Section 9 (Indemnity). In the first sentence, add "and its general partners" after the first "Licensee". Also, add "and shall pay all costs of defense (including reasonable attorneys' fees and expense)" after the second "Licensee". Also in the first sentence, add "that Licensee has reasonable access to or knowledge of" after the word "information".

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Sterling - Galileo                  ADDENDUM                              Page 3


10. Section 10 (Liability). This section shall read as follows:

        FOR PURPOSES OF THIS SECTION 10, "LICENSEE" SHALL REFER TO LICENSEE, ITS AGENTS, OR OWNERS, AND "STERLING" SHALL REFER TO STERLING, ITS EMPLOYEES, AND ANY THIRD PARTY FROM WHOM STERLING RECEIVED MARKETING AND LICENSING RIGHTS. EXCEPT AS EXPRESSLY SPECIFIED IN THIS SECTION OR ELSEWHERE IN THIS LICENSE AGREEMENT, NEITHER STERLING OR LICENSEE SHALL BE LIABLE ONE TO THE OTHER FOR ANY LOSS OR DAMAGE THAT MAY ARISE IN CONNECTION WITH THE FURNISHING OF, PERFORMANCE OF, OR USE BY LICENSEE OF THE PRODUCT. IN NO EVENT SHALL STERLING OR LICENSEE BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, EXCEPT THAT THIS SHALL NOT LIMIT EITHER PARTY FROM ITS OBLIGATIONS WITH RESPECT TO THE OTHER'S INTELLECTUAL PROPERTY RIGHTS AS SET FORTH HEREIN. IN NO EVENT SHALL LICENSEE OR STERLING BE ENTITLED TO ANY MONETARY DAMAGES AGAINST THE OTHER IN EXCESS OF THE LICENSEE FEES PAID TO STERLING BY LICENSEE HEREUNDER FOR THE PRODUCT TO WHICH LICENSEE'S CLAIM RELATES.

11. Section 11 (Warranty)

        11.1 Delete the word "substantial" from the first sentence.

        11.2 After the second sentence add the following: "If, during the warranty period, Sterling does not use reasonable efforts to correct, bypass, or replace, as soon as practicable, any defective item(s) in the copy of the most current release of a PRODUCT distributed under this License Agreement, and Licensee is in full compliance with its license obligations, Licensee may at its option terminate the affected Schedule, return all related STERLING INFORMATION to Sterling, and receive a full refund of any fees and taxes paid to Sterling by Licensee with respect to the affected PRODUCT. THE FOREGOING STATES LICENSEE'S SOLE REMEDY AND THE ENTIRE LIABILITY OF STERLING WITH RESPECT TO WARRANTY DEFAULT."

12. Section 12 (Software Support)

        12.1. Add at the end of the first paragraph: "If any change in the fee is an increase to the fee, such increase shall not exceed ten percent (10%) over the previous fee (net of any CPU upgrades)."

        12.2. In subsection 12.A.(ii), add the following: "Current 'regular working hours' for the purposes of Software Support are 24 hours per day, 7 days per week. These hours are subject to change with thirty (30) days notice, but in any event, shall not be reduced to less than 8 hours per day (in customer's local time zone), Monday through Friday."

        12.3. In subsection 12.A.(iii), delete the word "material" in the first sentence. Change the last sentence to the following:

        "Should Sterling find that a reported error is not in the PRODUCT or that a reported error is the result of Licensee's negligence or modification or improper use of the PRODUCT, it shall so inform Licensee and may immediately cease any further problem resolution. If such a determination is arrived at by Sterling only after it has expended excessive time in the diagnostic period, Sterling reserves the right to obtain its reasonable costs incurred at the charges specified on the Sterling Fee Schedule in effect on the date Sterling incurs such expense."

        12.4. In subsection 12.B., add at the end of the paragraph: "Current policy requires the payment of Software Support fees for the prior twelve months plus the succeeding twelve months to reinstate discontinued Software Support."
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Sterling - Galileo                  ADDENDUM                              Page 4


        12.5. In subsection 12.C., change the last sentence to the following:
        "However, Sterling reserves the right to cancel Software Support for the immediately preceding release of the PRODUCT upon providing the Licensee with no less than sixty (60) days' written notice after at least one (1) year from the date of the new release."

13. Section 14 (Audit). Change this Section to the following:

        14. CERTIFICATION. Upon Sterling's written request and not more often than twice per twelve (12) months (unless Sterling reasonably believes that a copying or non-disclosure violation has occurred in which case Sterling may make a written request without regard to calendar frequency), Licensee shall execute a certificate in a form reasonably satisfactory to Sterling to the effect that Licensee (i) is not using more copies of the Product than licensed hereunder, and (ii) has not provided copies of the Product to any third parties in violation of this Agreement. Such certificate shall be signed both by Licensee's President and its General Counsel (or their delegates, though in the case of delegation, at least one signature must be either the President or the General Counsel).

14. Section 15 (NCL and Samples). Insert the following after the first sentence:

        "Notwithstanding anything to the contrary herein, Licensee shall own all such code and applications and accordingly, may provide access to third parties, in the normal course of Licensee's business, to such code and applications even though such access may involve remote terminal access to the PRODUCTS. Licensee's provision of such access shall not violate Sections 2 or 8 of this Agreement."

15. Section 16 (General)

        15.1. Delete subsection 16.B.

        15.2. Delete the first sentence of subsection 16.C.

        15.3. Change subsection 16.D. to the following:

        "The covenants and agreements of the parties under Sections 5 (Payment), 6 (Taxes), 8 (Non-Disclosure and Non-Reproduction of Product Information), 9 (Indemnity) (except that Sterling shall have no obligation to make a PRODUCT non-infringing if Licensee no longer possesses a valid license), 10 (Liability), 15 (NCL and Samples) and 16 (General) hereof shall continue in full force and effect irrespective of the termination, cancellation or expiration of this License Agreement or any Schedule."

        15.4. Add the following sentence to subsection 16.K.: "Sterling shall promptly inform Licensee of any such assignment in writing and the validity of such assignment shall be subject to the assumption by Sterling's successor-in-interest of all obligations under this License Agreement."

        IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed by their duly authorized representatives.

STERLING SOFTWARE (U.S. OF AMERICA), INC.       GALILEO INTERNATIONAL

By: /s/ Maria Smith                             By: /s/ Barbara Johnson
   ----------------------------                    -----------------------------
        Maria Smith                                     Barb Johnson

Title:  President                               Title:
      -------------------------                       --------------------------

Date Signed:                                    Date Signed:  Aug 23 1994
            -------------------                             --------------------

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                                                                  No._________

                   STERLING SOFTWARE (U.S. OF AMERICA), INC.
                           SOFTWARE LICENSE AGREEMENT

THIS SOFTWARE LICENSE AGREEMENT ("License Agreement"), entered into this 19th day of August, 1994, (the "Effective Date"), by and between Galileo International ("Licensee"), a Delaware general partnership conducting business at 5350 South Valentia Way, Englewood, Colorado 80111, and Sterling Software (U.S. of America), Inc. ("Sterling"), with its principal place of business at 1800 Alexander Bell Drive, Reston, Virginia 22091;

WITNESSETH:

WHEREAS, Sterling is the sole owner of all tangible and intangible rights and title to, or has the rights to license, certain software products; and

WHEREAS, Licensee desires to obtain a license to use one or more computer software products which Sterling has the rights to license (including programs, available options and documentation);

NOW, THEREFORE, in consideration of the covenants and premises specified herein, the parties hereto understand and agree as follows:

1. DEFINITIONS

        A. The term "PRODUCT" shall mean and refer to any computer software product or products of Sterling described on any Schedule and any attendant documentation provided hereunder, and any new release or enhanced or modified version of such PRODUCT(S) provided to Licensee by Sterling pursuant to Section 12 of this License Agreement.

        B. The term "Product Schedule" shall mean and refer to the list of licensed PRODUCTS and other related data attached hereto, executed by Sterling and Licensee, and expressly made a part of this License Agreement.

        C. The term "Computer System" shall mean and refer to a designated Central Processing Unit (CPU) identified by its serial number, or as otherwise designated, on the Product Schedule.

2. GRANT. Sterling hereby grants to Licensee a non-transferable and non-exclusive license to use the PRODUCT for Licensee's internal business use only, subject to the terms and conditions specified herein and the applicable Product Schedule incorporated herein. Licensee shall not: (a) permit any third party to use the PRODUCT, (b) use the PRODUCT in the operation of a service bureau or (c) use the PRODUCT to process data for the benefit of any third party. For purposes of this Section, "third party" shall include, without limitation, subsidiaries and affiliates of Licensee. Conflicts in terms between the Product Schedule and this License Agreement shall be resolved in favor of the Product Schedule.

3. TERM. PRODUCT is licensed for the Term specified in the Product Schedule subject to Licensee's payment of the fees set forth therein and Licensee's strict compliance with the terms of this License Agreement.

4. SCOPE OF USE

        A. Computer System. One copy of the PRODUCT must be licensed for each Computer System upon which the PRODUCT is installed, regardless of the number of Computer Systems installed at a physical location. Licensee shall be responsible for installation of the PRODUCT on its Computer System(s).

        B.1. Upgrades and Transfers. The PRODUCT shall be used only on the Computer System designated on the Product Schedule. Licensee may change or upgrade the Computer System on which the PRODUCT is installed by (i) providing Sterling prior written notice specifying the model and serial number of the Computer System on which the PRODUCT is installed and the model and serial number of the intended replacement computer system or upgrade; (ii) obtaining the prior written approval of Sterling regarding the requested transfer or upgrade; and (iii) providing Sterling prior written confirmation that it will remit the prevailing upgrade fees as set forth below in Section B.2, if applicable. Upon the transfer of the PRODUCT to such replacement Computer System, Licensee shall immediately cease use of the PRODUCT on the computer system on which the PRODUCT was installed prior to such transfer.

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        B.2. Upgrade and Transfer Fees. Any transfer of the PRODUCT from the
Computer System to another computer system or upgrade of the Computer System will be subject to Sterling's prevailing terms and fees for transfers, and if such transfer constitutes an upgrade based on Sterling's definition of CPU group level, it shall be conditioned upon the payment of Sterling's prevailing upgrade fees.

        C. Backup. If the Computer System(s) on which Customer has installed PRODUCT(s) are temporarily inoperable, Licensee may transfer the use of the PRODUCT to a backup computer system until operability is restored to the licensed Computer System(s). Licensee may make a copy of the software portion of the PRODUCT strictly for backup purposes.

5. PAYMENT. Licensee's payment for fees hereunder are due and payable Net Thirty (30) Days. Until paid in full, all amounts which are more than thirty
(30) days past due shall bear an additional charge of 1-1/2 percent per month, less the sum, if any, in excess of applicable state law. In the event Licensee becomes more than sixty (60) days in arrears on any payment due under installment payment terms, the entire principal balance plus interest owing shall immediately be due and payable. Sterling reserves the right to cancel any license for non-payment.

6. TAXES. Licensee shall pay, or upon receipt of an invoice from Sterling, shall reimburse Sterling for all sales, use, property, customs, excise or other taxes (however designated and whether foreign or domestic) imposed on Licensee, or required to be collected by Sterling, or imposed on the PRODUCT or the use thereof, irrespective of whether included in any invoice sent to Licensee at any time by Sterling; provided, however, that Licensee shall not be responsible for any corporate income taxes or franchise fees imposed on Sterling. If Licensee is a tax exempt organization, Licensee shall provide proof of such status to Sterling, in a form acceptable to Sterling.

7. TITLE AND NON-ASSIGNABILITY. Title to the PRODUCT, all proprietary rights therein and all materials supplied to Licensee under this Licensee Agreement shall remain the sole property of Sterling and/or the party which was granted marketing and licensing rights to Sterling for such PRODUCT. The license to use the PRODUCT hereunder is personal to Licensee and Licensee shall not transfer, sublicense, assign, rent, lease, or deliver the PRODUCT (or any copy of the PRODUCT) or such license to any third person or other entity without the prior written consent of Sterling. For purposes of this Section, "third party" shall include, without limitation, subsidiaries and affiliates of Licensee. Any assignment consented to by Sterling shall not release Licensee from its obligations hereunder (except the prohibition against assignment) and, as a condition precedent to such assignment, Licensee shall comply with the provisions of Section 4 above, to the extent applicable, and the assignee shall agree in writing to be bound by all the provisions of this License Agreement as a Licensee and shall provide an executed copy of such agreement to Sterling in the form supplied by Sterling.

8. NON-DISCLOSURE AND NON-REPRODUCTION OF PRODUCT INFORMATION. Licensee understands and agrees that Sterling considers the PRODUCT and related documentation (collectively "STERLING INFORMATION") to be the proprietary and confidential information of Sterling and/or a third party which has granted marketing and licensing rights to Sterling. Licensee agrees to maintain the STERLING INFORMATION in strict confidence and, except for the right of Licensee to make one (1) copy of the PRODUCT for backup purposes pursuant to Section 4.C above, Licensee agrees not to disclose, duplicate or otherwise reproduce, directly or indirectly, the STERLING INFORMATION in whole or in part. Licensee agrees not to disassemble, reverse engineer, or reverse compile the PRODUCT in whole or in part. Licensee agrees to take all reasonable steps to ensure that no unauthorized persons shall have access to the STERLING INFORMATION and that all authorized persons having access to the STERLING INFORMATION shall refrain from any such disclosure, duplication or reproduction. Licensee agrees not to remove any copyright notice or other proprietary markings from the STERLING INFORMATION, and any copy thereof made by Licensee for backup purposes shall contain the same copyright notice and proprietary markings contained on the copy of the PRODUCT furnished by Sterling to Licensee hereunder. If the STERLING INFORMATION will be provided or made available to the U.S. Government, any use, duplication, or disclosure by the U.S. Government of the STERLING INFORMATION shall be subject to the restrictions applicable to proprietary commercial computer software set forth in subparagraph (c)(1)(ii) of The Rights in Technical Data and Computer Software clause at DFARS 252.227-7013 or subparagraphs (c)(1) and (2) of the Commercial Computer Software - Restricted Rights clause at 48 CFR 52.227-19, as applicable. Licensee acknowledges that the STERLING INFORMATION is unique and that Licensee's failure to comply with the provisions of this Section 8 shall result in irreparable harm to Sterling and/or any third party from whom Sterling has received marketing and licensing rights, and that in the event of the breach or threatened breach by Licensee of its obligations under this Section 7, Sterling shall be entitled to equitable relief in the form of specific performance and/or an injunction for any such actual or threatened breach, in addition to the exercise of any other remedies at law and in equity. In the event that Licensee shall breach the terms of this Section 7, and any such breach shall remain uncured for a period of five (5) days after the receipt by Licensee of written notice from Sterling of such breach, Sterling may, at its option, terminate all licenses granted to Licensee hereunder, in which event Licensee shall have no further right to use any copies of
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such PRODUCT. In the event of any such termination or cancellation, Licensee shall, within ten (10) days after the effective date of any such termination or cancellation, certify in writing to Sterling that such PRODUCT and all materials relating thereto in the possession of Licensee have been destroyed.

9. INDEMNITY. Sterling shall indemnify and hold Licensee harmless from any award of costs and damages against Licensee in any suit based on any claim that the use of the PRODUCT by Licensee infringes any U.S. trademark, patent right, copyright or trade secret, provided Sterling is promptly notified in writing of any such suit or claim against Licensee and is given complete authority to defend, compromise or settle same, and Licensee gives Sterling all available information, reasonable assistance and authority to enable Sterling to do so. If, as the result of any such claim of infringement, Licensee is enjoined from using the PRODUCT, or if Sterling reasonably believes that the PRODUCT is likely to become the subject of a claim of infringement, Sterling, at its option and expense, may procure the right for Licensee to continue to use the PRODUCT, or replace or modify the PRODUCT so as to make it non-infringing. If neither of these two options is deemed reasonably practicable by Sterling, Sterling may discontinue the license granted herein for such PRODUCT upon thirty (30) days' written notice and refund to Licensee the unamortized portion of the Software Support fee paid by Licensee plus (i) in the case of a term license, the unamortized portion of the annual license fee paid by Licensee, or (ii) in the case of a perpetual license, the unamortized portion of the license fee paid by Licensee as amortized on a straight-line basis for a five-year period from the Installation of the affected PRODUCT. Sterling shall have no liability for any claim of infringement based upon the use of the PRODUCT supplied by Sterling when such claim is based upon use of the PRODUCT in combination with other programs or data not supplied by Sterling.

THE FOREGOING STATES LICENSEE'S SOLE REMEDY AND THE ENTIRE LIABILITY OF STERLING WITH RESPECT TO INFRINGEMENTS OF ANY TRADEMARKS, COPYRIGHTS, PATENTS OR TRADE SECRETS BY THE PRODUCT OR ANY PART THEREOF.

10. LIABILITY. EXCEPT AS EXPRESSLY SPECIFIED IN THIS SECTION OR ELSEWHERE IN THIS LICENSE AGREEMENT, NEITHER STERLING NOR ANY THIRD PARTY FROM WHOM STERLING RECEIVED MARKETING AND LICENSING RIGHTS SHALL BE LIABLE FOR ANY LOSS OR DAMAGE THAT MAY ARISE IN CONNECTION WITH THE FURNISHING OF, PERFORMANCE OF OR USE BY LICENSEE OF THE PRODUCT. IN NO EVENT SHALL STERLING OR ANY THIRD PARTY FROM WHOM STERLING RECEIVES MARKETING AND LICENSING RIGHTS BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES. IN NO EVENT SHALL LICENSEE BE ENTITLED TO ANY MONETARY DAMAGES AGAINST STERLING, OR ANY THIRD PARTY FROM WHOM STERLING RECEIVED MARKETING AND LICENSING RIGHTS, IN EXCESS OF THE LICENSEE FEES PAID TO STERLING BY LICENSEE HEREUNDER FOR THE PRODUCT TO WHICH LICENSEE'S CLAIM RELATES.

11. WARRANTY. Sterling warrants that for a period of one (1) year following the Effective Date, the PRODUCT shall function in substantial accordance with the applicable technical manuals supplied to Licensee. Sterling's sole obligation and liability under this warranty shall be to use reasonable efforts to correct, bypass, or replace, as soon as practicable, any defective item(s) in the copy of the most current release of the PRODUCT distributed under this License Agreement, at Sterling's own cost and expense, provided written notice of such defective item(s) is given to Sterling by Licensee during the warranty period. This warranty shall not apply if: (a) the PRODUCT has not been used in accordance with Sterling's instructions; (b) the PRODUCT has been altered, modified or converted by Licensee without the prior written approval of Sterling; (c) Licensee's operating system has been altered, modified or converted without the prior written approval of Sterling; (d) any of Licensee's equipment has malfunctioned; or (e) the PRODUCT, or a portion thereof, has become inoperative due to any other causes within the control of Licensee.

THE FOREGOING WARRANTY IS IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

12. SOFTWARE SUPPORT. Provided Licensee has paid the license fees set forth in the Product Schedule, Licensee shall receive Software Support for the PRODUCT at no cost for a period of one (1) year following the Effective Date ("Initial Support Period"). Unless Software Support is canceled pursuant to Section 12.B., Software Support shall automatically renew for successive annual terms ("Annual Support Period"). Sterling shall notify Licensee of any change in the fee for the succeeding Annual Support Period at least sixty (60) days prior to the expiration of the Initial Support Period or Annual Support Period, as applicable.

        A. Software Support for the PRODUCT shall include the following:

        (i) PRODUCT updates which may result in new releases of the PRODUCT to the extent any such releases are not priced separately by Sterling and are generally included in the PRODUCT at the time of initial licensing. Sterling

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        shall provide to Licensee one (1) copy of such new release of the
        PRODUCT for each one (1) copy of the PRODUCT licensed, including documentation.

        (ii) Reasonable technical telephone consultation concerning the use of the PRODUCT provided by Sterling during its regular working hours.

        (iii) Sterling's reasonable efforts to correct or bypass any material error reported by the Licensee for which Licensee provides an adequate written description and documentation and which is determined by Sterling to be in a portion of the PRODUCT unmodified by Licensee. Should Sterling find that a reported error is not in the PRODUCT or that a reported error is the result of Licensee's negligence or modification or improper use of the PRODUCT, Licensee shall pay to Sterling reasonable costs incurred by Sterling at the charges specified on the Sterling Fee Schedule in effect on the date Sterling incurs such expense.

        B. Software Support may be canceled effective upon the expiration of the Initial Support Period or Annual Support Period, as applicable, by providing written notice to cancel Software Support no later than thirty (30) days prior to such date. If Licensee cancels Software Support for the PRODUCT, it may at a later time renew its subscription and receive the benefits of Software Support if then currently and generally being made available by Sterling for such PRODUCT, subject to the prevailing policies and reinstatement fees of Sterling.

        C. Software Support is available for the then-current release and the immediately preceding release of the PRODUCT. However, Sterling reserves the right to cancel Software Support for the immediately preceding release of the PRODUCT upon providing the Licensee with no less than sixty (60) days' written notice.

13. IMPLEMENTATION ASSISTANCE. Sterling may make available to Licensee reasonable implementation assistance services for the PRODUCT. Implementation assistance services by Sterling employees, consultants or agents shall be at the charges specified on the Sterling Fee Schedule in effect on the date Licensee orders implementation assistance.

14. AUDIT. Upon reasonable notice, Sterling shall have the right to enter Licensee's facilities for the sole purpose of confirming the number of copies of the PRODUCT installed and the computer system group size upon which the PRODUCT is installed.

15. NCL AND SAMPLES. If the PRODUCT license hereunder contains access to Network Control Language ("NCL"), Licensee shall be permitted, for its internal purposes only, to the NCL to develop code and further applications in accordance with the technical manuals supplied to Licensee with the PRODUCT. However, any applications or code developed by Licensee using NCL shall not have the benefit of any Sterling warranty, maintenance, support or indemnity provisions contained herein, and any other terms, conditions, warranties or indemnities that might otherwise be implied in relation to them are excluded. Sterling shall have no liability or responsibility arising out of or related to NCL code written by Licensee or NCL applications developed by Licensee. PRODUCT tapes may also include examples of ways Licensee may use NCL ("Sample"). Licensee may use such Samples in accordance with this License Agreement; however, Samples shall not be subject to any Sterling warranty, maintenance, support or indemnity provisions, expressed or implied, and Sterling shall have no liability with respect to Licensee's use of such Samples. Licensee understands that it is receiving Samples "AS IS", and any use of Samples is at Licensee's own risk. Except as provided in this Section, NCL and Samples shall be part of the PRODUCT for purposes of this License Agreement.

16. GENERAL

        A. This License Agreement and the Schedule(s) referred to herein contain the entire understandings and agreements of Sterling and Licensee and supersede all prior agreements or understandings, oral or written, relating to the subject matter hereof. The terms of this License Agreement may not be altered by any course of dealings between the parties. This License Agreement may be amended only by a written instrument executed by Sterling and Licensee.

        B. This License Agreement shall be construed and enforced in accordance with the laws of the Commonwealth of Virginia, without giving effect to its provisions governing conflicts of law.

        C. Sterling shall be entitled to recover its costs and reasonable attorney fees in the event any proceeding or lawsuit is brought by Sterling against Licensee to collect amounts due under this Agreement. In the event a dispute arising under this Agreement results in litigation, the non-prevailing party shall pay the court costs and reasonable attorneys' fees of the prevailing party.

        D. The covenants and agreements of Licensee under Sections 5
(PAYMENT), 6 (TAXES), 8 (NON-DISCLOSURE AND NON-REPRODUCTION OF PRODUCT INFORMATION), 9 (INDEMNITY), 10 (LIABILITY), 15 (NCL AND SAMPLES) and
16 (GENERAL) hereof shall continue in full force and effect irrespective of the expiration of the warranty period specified herein or any termination, cancellation or expiration of this License Agreement or any Schedule.

Sterling Software License Agreement                                      Page 5
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        E. The remedies of Sterling set forth herein shall be in addition to, and not in limitation of, any other rights or remedies to which Sterling is or may be entitled at law or in equity.

        F. All notices, requests and other communications hereunder shall be in writing and shall be deemed to have been duly given if transmitted by facsimile or mailed with postage thereon prepaid, addressed to the party for whom it is intended at its respective address set forth in the first paragraph of this Agreement. Such address may be changed by written notice to the other party.

        G. This License Agreement shall not be deemed accepted by or binding upon Sterling until executed by an authorized representative of Sterling.

        H. The determination that any provision of this License Agreement is invalid shall cause it to be deemed severed from the remainder of this License Agreement and shall not cause the remainder of this License Agreement to be invalid or unenforceable.

        I. The waiver of any right or election of any remedy in one instance shall not affect any rights or remedies in any other instance. A waiver shall be effective only if stated in writing and signed by an authorized representative of the waiving party.

        J. Except for Licensee's payment obligations as set forth in this License Agreement, neither party shall be liable for delays in any of its performance hereunder due to causes beyond its reasonable control, including, but not limited to, acts of God, strikes, or inability to timely obtain labor or materials.

        K. Sterling may assign this License Agreement or assign or subcontract any of its rights and responsibilities under this License Agreement.

        L. The parties hereto do not intend the term "license" to convey any ownership, title or other similar rights to Licensee. In the event that any court of law or government law or regulation interprets the term "license" with regard to software use as conveying to Licensee any ownership, title or right to the PRODUCTS, other than the right to use in accordance with this License Agreement, then the term license, as used herein, shall be defined as rental for a fixed period of time.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by duly authorized parties as of the date first above written:


STERLING SOFTWARE                       GALILEO INTERNATIONAL
  (U.S. OF AMERICA), INC.               "Licensee"


By       /s/  Maria Smith                 By     /s/  Barbara Johnson
   --------------------------------           --------------------------------
   (Authorized Signature)                     (Authorized Signature)



             Maria Smith                               Barb Johnson
-----------------------------------       -----------------------------------
   Name (print or type)                      Name (print or type)



Title            President                Title           Purchasing
     ------------------------------            ------------------------------



Date Signed                               Date Signed      Aug. 23, 1994
           ------------------------                  ------------------------

                   PREFERRED CUSTOMER PROGRAM (PCP) ADDENDUM
                                     TO THE
                      STERLING SOFTWARE LICENSE AGREEMENT
                                      FOR
                        GALILEO INTERNATIONAL PARTNERSHIP



        This Preferred Customer Program Addendum ("PCP Addendum") by and between Sterling Software (U.S. of America), Inc., a Delaware corporation ("Sterling"), and Galileo International of Englewood, Colorado, a Delaware partnership (hereinafter "Licensee"), supplements and amends the Software License Agreement dated August 19, 1994 ("License Agreement"), of which it is made a part. Inconsistencies between the License Agreement and this PCP Addendum shall be resolved in favor of the latter.

1. Effective Date. The Effective Date of this PCP Addendum is
September 30, 1995.

2. Term. The Term of this PCP Addendum is three (3) years commencing upon the Effective Date.

3. Fee. Licensee shall pay a total License Fee of $ __________ in accordance with the terms of payment set forth below in Section 7.

4. Scope. Licensee had previously licensed a number of software products from Sterling and/or its corporate predecessors, as set forth in Exhibit A (hereinafter referred to as "Existing Products"). It is the intent of the parties that the License Agreement, this PCP Addendum, and referenced attachments shall constitute a license contract that supplements and amends the license(s) for the Existing Products. Payment of the License Fee in accordance with the terms set forth below in Section 7, shall cover during the Term:

        i. Software Support (maintenance) during the Term for the Existing Products, and for any SOLVE product licenses acquired by Licensee during the Term ("Additional Products") (cumulatively, the "Licensed Products"); thereafter, the cost of Software Support (which is subject to Section 12, Addendum to the Software License Agreement) shall initially be determined by multiplying the then-prevailing license fee times fifteen percent (15%), which represents a 25% discount off Sterling's prevailing Software Support fee. Provided that Licensee maintains an uninterrupted subscription to Software Support, beginning with the fifth year following the Effective Date (i.e., the fourth anniversary), the price of Software Support shall not increase at an annual rate more than ten percent.

        ii. Use of the Licensed Products in a processing environment at the Installation Site of up to 1,000 MIPS; additional MIPS may be purchased during the Term in accordance with the Variable Fee Schedule set forth in Exhibit A, and thereafter at Sterling's then-current MIPS Pricing Schedule.

Sterling - Galileo               PCP ADDENDUM                          Page 2
------------------------------------------------------------------------------


        iii. Additional Sterling products to compliment Licensee's existing Netmaster suite are as follows:

                SOLVE:Monitor
                SOLVE:Operations for MVS
                SOLVE:Attach for NetView

        For the purposes of this PCP Addendum, these Sterling products shall be deemed to be Existing Products.

        iv. Upgrade fees for Licensee's transfer of the Licensed Products from Licensee's current CPU to any higher level CPU at the Installation Site (so long as the 1,000 MIPS cap referenced in (ii) above is observed). Licensee shall continue to notify Sterling when an upgrade is to be implemented, and provide Sterling with the requisite installation information (computer system manufacturer, model and serial numbers) when the upgrade is accomplished; and

        v. 25% discount off prevailing List Price for the purchase of Additional Products.

5. Use. Use of the Licensed Products shall be governed by the License Agreement, the Product Schedule and this PCP Addendum. Licensee is responsible for so informing all of its users, making such documents available to such users, and ensuring their compliance with all the provisions thereof. Licensee is responsible for the breach of the License Agreement and attachments by any of its users.

6. Service Bureau. This PCP Addendum is not intended to and shall not constitute a grant to use the Licensed Product(s) in a service bureau. However, Licensee shall be permitted to provide data services, at no additional charge, to Apollo Travel Services, an affiliated partnership of Licensee, using Licensee's licensed Sterling (Operations Management Division) products. The Provision of such services shall not cause the Licensed Products to be transferred from Licensee's site.

7. Payment Terms. The License fee shall be paid in three installments of each. The first installment is due and payable on the Effective Date, and the second and third installments shall be due and payable on the first and second anniversaries thereof, respectively.

8. Options Upon Expiration. Within one hundred twenty (120) days, but in any event no less than thirty (30) days prior to the end of the Term, Licensee shall notify Sterling of its decision regarding the following options.

        A.  Renew PCP for an additional three-year Term; or

        B. Retain original license(s) for the Existing Product(s), except that Existing Products described in Section 4(iii) above may be licensed on a perpetual basis at a cost equal to

Sterling - Galileo                  PDP ADDENDUM                        Page 3
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        fifty percent (50%) of the then-prevailing license fee. Upgrades to higher MIPS levels (or elevations in CPU from the tier upon which the Licensed Products were installed on the Effective Date) shall be permitted in accordance with the terms and conditions of the License Agreement subject to payment of the applicable upgrade fees. Software Support shall be provided at Licensee's request and its payment in accordance with the Software Support Price Schedule set forth in Exhibit A, subject in later years to the limitation on fee increase set forth in
        Section 4.(i) above; or

        C. Immediately terminate Licensee's license hereunder, in which case all Licensed Products (and any copies thereof) shall be removed by Licensee from the Licensee's site and either promptly returned to Sterling or destroyed.

        All other terms and conditions of the License Agreement not consistent with or modified by this PCP Addendum shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this PCP Addendum to be executed by duly authorized parties as of the Effective Date written above:

Sterling Software                            Galileo International Partnership
 (U.S. of America), Inc.                      "Licensee"

By: /s/ Tom R. Hahn                          By: /s/ Lori M. Tobin
   --------------------                         ----------------------------
Name: Tom R. Hahn                            Name: Lori M. Tobin
     ------------------                           --------------------------
Title: VP - Finance                          Title:  U.S. Purchasing Manager
      -----------------                            -------------------------
Date Signed:  9/29/95                        Date Signed:  9/29/95
            -----------                                  -------------------

                                AMENDMENT NO. 01

                                       TO

                           AGREEMENT NO. G19400203-1
                          PURCHASE ORDER #US963048-EH

THIS AMENDMENT, made and entered into this 11th day of November, 1996, by and between and GALILEO INTERNATIONAL PARTNERSHIP (Galileo), a Delaware general partnership with offices at 9700 West Higgins Road, Rosemont, Illinois 60018 and Sterling Software, (U.S. of America), Inc., a Delaware partnership with its principal place of business at 1800 Alexander Bell Drive, Reston, Virginia 22091.

1. Add the following Year 2000 compliance verbiage to the Software License
Schedule:

        YEAR 2000 COMPLIANCE: The Seller warrants that, where applicable, the Goods and/or Services supplied pursuant to this agreement will be year 2000 compliant.

        "Year 2000 compliant" means that any software supplied hereunder or any software utilized in connection with the provision of services supplied hereunder will have the following capabilities:

        1. Will manage and manipulate data involving dates, including single century formulas and multi-century formulas, and will not cause an abnormally ending scenario within the application or result in incorrect values generated involving such dates; and

        2. Will provide that all date related user interface functionalities and all date related data interface functionalities will be clearly defined to include the definition of century, i.e. where 2 digit year is provided clear definition of the assumptions used for century shall be provided. For example, years 60 through 99 assume century to be 19, while years 00 through 59 assume century to be 20.

        The Seller warrants that any software supplied hereunder and used by the Buyer prior to, during or after the calendar year 2000 includes or shall include, at no cost to Buyer, design and performance so Buyer shall not experience software abending and/or invalid and/or incorrect results from software in the operation of the business of the Buyer. The software design to ensure Year 2000 compatibility shall include, but not be limited to, date data century recognition, calculations which accommodate same century and multi-century formulas and date values, and date data interface values that reflect the century.

                              END OF MODIFICATIONS

THE PARTIES SIGNING BELOW AGREE TO AND CONCUR WITH THE MODIFICATIONS MADE IN THIS AMENDMENT NO. 01 TO AGREEMENT NO. US963048-EH. EXCEPT AS AMENDED HEREIN, ALL OF THE TERMS AND CONDITIONS OF THE ORIGINAL AGREEMENT REMAIN IN FULL FORCE AND EFFECT.

Sterling Software                               GALILEO INTERNATIONAL


                                                /s/ Elaine P. Holm
-------------------------------                 -------------------------------
Signature                                       Signature

                                                Elaine P. Holm
-------------------------------                 -------------------------------
Name                                            Name


                                                Procurement Analyst
-------------------------------                 -------------------------------
Title                                           Title


                                                November 11, 1996
-------------------------------                 -------------------------------
Date                                            Date